================================================================================












                    UNITED STATES TRUST COMPANY OF NEW YORK,
                              as INDENTURE TRUSTEE


                                       and


                        GOLDEN STATE PETRO (IOM I-A) PLC






                       -----------------------------------

                       ASSIGNMENT OF MANAGEMENT AGREEMENT

                          Dated as of December 1, 1996

                       -----------------------------------






================================================================================

                  Assignment of Management Agreement, dated as of December 1, 1996 (the "Assignment"), between Golden State Petro (IOM I-A) PLC (the "Owner") and United States Trust Company of New York (the "Indenture Trustee"), not in its individual capacity but solely as trustee under the Indenture (the "Indenture"), dated as of the date hereof, among the Owner, the Indenture Trustee, Golden State Petro (IOM I-B) PLC ("Golden State Petro (IOM I-B) PLC") and Golden State Petroleum Transport Corporation ("Golden State Petroleum"), as agent for the Owner and Golden State Petro (IOM I-B) PLC.

                              PRELIMINARY STATEMENT

                  On the Closing Date, Golden State Petroleum, as agent for the Owner and Golden State Petro (IOM I-B) PLC, will issue Notes in connection with the financing of the construction of the Vessel. The net proceeds of such issuance will be deposited into the Pre-Funding Account. Pursuant to the Indenture, the Allocated Principal Amount of the Mortgage Notes for the Vessel will be used, INTER ALIA, to make the installments due under the Shipbuilding Contract for the Vessel. As of the date of this Assignment, the Owner has agreed to bareboat charter the Vessel to Chevron Transport Corporation (the "Initial Charterer") pursuant to the Initial Charter. The obligations of the Initial Charterer under the Initial Charter will be guaranteed by Chevron Corporation (the "Guarantor") pursuant to the Chevron Guarantee. The Vessel will be managed by Cambridge Fund Management L.L.C. (the "Manager") pursuant to the Management Agreement, dated as of the date hereof, between the Owner and the Manager. As collateral security for its obligations under the Indenture, the Owner has and will assign, pledge, mortgage and grant the Indenture Trustee a security interest in, INTER ALIA, the Vessel, the Initial Charter, the Chevron Guarantee and the Management Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of other valuable consideration, receipt of which is hereby acknowledged, the Owner and the Indenture Trustee hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Unless otherwise defined in Schedule 1 to this Assignment, capitalized terms used in this Assignment shall have the meanings assigned to such terms in the Indenture.

                                   ARTICLE II
                                   ASSIGNMENT

                  Section 2.01 SECURITY INTEREST. This Assignment is made and delivered as security for the Obligations.

                  Section 2.02 ASSIGNMENT. In order to provide for the payment of and as security for the Obligations, the Owner has granted, bargained, assigned, transferred, conveyed, mortgaged, pledged and granted a security interest in and confirmed, and does hereby grant, bargain, assign, transfer, convey, mortgage, pledge and grant a security interest in and confirm, to the Indenture Trustee, its successors and assigns, for its and their respective successors' and assigns' own proper use and benefit, all of the Owner's right, title and interest in and to the

Management Agreement, including without limitation any moneys whatsoever payable to the Owner under the Management Agreement, together with the income and proceeds thereof and all other rights and benefits whatsoever accruing to the Owner under the Management Agreement; PROVIDED, HOWEVER, that the Owner shall keep the Indenture Trustee fully and effectively indemnified from and against all actions, losses, claims, proceedings, costs, demands and liabilities which may be suffered by the Indenture Trustee under or by virtue of the Management Agreement or this Assignment.

                  Section 2.03 OWNER TO REMAIN LIABLE. Anything in this Assignment contained to the contrary notwithstanding, the Owner shall remain liable under the Management Agreement, and shall observe, perform and fulfill all of the conditions and obligations to be observed, performed and fulfilled by it thereunder, and the Indenture Trustee shall have no obligation or liability of any kind whatsoever thereunder or by reason of or arising out of this Assignment, nor shall the Indenture Trustee be under any liability whatsoever in the event of any failure by the Owner to perform its obligations thereunder or be required or obligated in any manner to observe, perform or fulfill any of the conditions or obligations of the Owner thereunder or pursuant thereto, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or the Owner thereunder, or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to the Indenture Trustee or to which the Indenture Trustee may be entitled hereunder at any time or times.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE OWNER

                  The Owner hereby represents and warrants to the Indenture Trustee as follows:

                  Section 3.01 ORGANIZATION, POWER AND STATUS OF THE OWNER. The Owner (a) is a corporation duly formed, validly existing and in good standing under the laws of the Isle of Man and (b) is duly authorized, to the extent necessary, to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. The Owner has all requisite corporate power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the Vessel.

                  Section 3.02 AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY. (a) The Owner has all necessary corporate power and authority to execute, deliver and perform under this Assignment.

                  (b) All action on the part of the Owner that is required for the authorization, execution, delivery and performance of this Assignment has been duly and effectively taken; and the execution, delivery and performance of this Assignment does not require the approval or consent of any Person except for such consents and approvals as have been obtained on or prior to the Closing Date.

                  (c) This Assignment has been duly executed and delivered by the Owner. This Assignment constitutes the legal, valid and binding obligation of the Owner, enforceable against it in accordance with the terms thereof.

                  Section 3.03 NO CONFLICTS; LAWS AND CONSENTS; NO DEFAULT. (a) Neither the execution, delivery and performance of this Assignment nor the consummation of any of the transactions contemplated hereby nor performance of or compliance with the terms and conditions hereof (i) contravenes any Requirement of Law applicable to the Owner or (ii) constitutes a default under the Indenture or any Security Document.

                  (b) The Owner is in compliance with and not in default under any and all Requirements of Law applicable to the Owner and all terms and provisions of this Assignment.

                  Section 3.04 GOVERNMENTAL APPROVALS. All Governmental Approvals which are required to be obtained in the name of the Owner in connection with the execution, delivery and performance by the Owner of this Assignment have been obtained and are in effect on the Closing Date.

                  Section 3.05 LITIGATION. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending against the Owner or, to the best of the Owner's knowledge, threatened against the Owner or pending or threatened against any property or other assets or rights of the Owner with respect to this Assignment.

                  Section 3.06 NO PRIOR ASSIGNMENT. The Owner has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Assignment shall remain in effect, the Management Agreement or any part of the rights, titles and interests hereby assigned, to anyone other than the Indenture Trustee, or its successors or assigns.

                  Section 3.07 THE MANAGEMENT AGREEMENT. The Management Agreement constitutes the legal, valid and binding obligation of the Owner as "Owner" thereunder and is in full force and effect in the form of Exhibit "A" attached hereto; there are no amendments, additions, addenda or modifications thereto; said Exhibit "A" represents the entirety of the management arrangements referred to therein; and neither of the parties thereto is in default thereunder.

                                   ARTICLE IV
                             COVENANTS OF THE OWNER

                  The Owner hereby covenants and agrees that so long as any of the Obligations remains outstanding:

                  Section 4.01 CONSENT OF MANAGER. On the Closing Date, the Owner shall deliver to the Manager a copy of this Assignment and shall procure the execution by the Manager of the Letter of Consent and Acknowledgment set out in Exhibit A hereto and deliver said Letter of Consent and Acknowledgment to the Indenture Trustee on the [Closing/Delivery] Date.

                  Section 4.02 ENFORCEMENT OF MANAGEMENT AGREEMENT. (a) The Owner will do or permit to be done each and every act or thing which the Indenture Trustee may from time to time require to be done for the purpose of enforcing the Indenture Trustee's rights under the Management Agreement and this Assignment.

                  (b) The Owner shall cause all moneys hereby assigned or agreed to be assigned or arising from or in connection with any of the rights, title, interest and benefits of the Owner under the Management Agreement shall be paid to the credit of Chase Manhattan Bank NYC, ABA # 02100021, A/C # 920-1-073195, credit U.S. Trust Co. NY, further credit to A/C # 04692300, Golden State Petroleum Transp. Corp. Rev., Attention: Chris Collins or to such other account as the Indenture Trustee may from time to time direct.

                  (c) The Owner will not exercise any right or powers conferred on it by the Management Agreement in connection with any default or alleged default by the Manager thereunder (including without limitation the right of termination and substitution) unless and until requested so to do by the Indenture Trustee whereupon the Owner agrees that it will do so provided always that the Indenture Trustee shall not be responsible in any way whatsoever in the event that the exercise of any right or power (including the right of termination and substitution) be thereafter adjudged improper or to constitute a repudiation of the Management Agreement by the Owner.

                  Section 4.03 AMENDMENT OF MANAGEMENT AGREEMENT; ASSIGNMENT OF MANAGEMENT AGREEMENT. (a) The Owner will not, except with the previous written consent of the Indenture Trustee, agree to any variation of the Management Agreement or release the Manager from any of its obligations thereunder or waive any breach of the Manager's obligations thereunder or consent to any such act or omission of the Manager as would otherwise constitute such breach.

                  (b) The Owner will not, except with the previous written consent of the Indenture Trustee, assign the Management Agreement to any other Person.

                  Section 4.04 PERFORMANCE OF OBLIGATIONS. The Owner will perform its obligations under the Management Agreement and will use its best efforts to cause the Manager to perform its obligations under the Management Agreement.

                  Section 4.05 NOTICES. The Owner will send a copy of all notices received or given by it under the Management Agreement forthwith to the Indenture Trustee.

                  Section 4.06 FURTHER ASSURANCES. The Owner will at any time and from time to time, upon the written request of the Indenture Trustee, promptly and duly execute and deliver any and all such further instruments and documents and take such action as the Indenture Trustee may deem desirable in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

                  Section 4.07 INDENTURE TRUSTEE AS ATTORNEY-IN-FACT OF OWNER. The Owner hereby constitutes the Indenture Trustee, and its successors and assigns, its true and lawful attorney-in-fact, irrevocably, with full power in its own name, in the name of its agents or nominees or in the name of the Owner or otherwise, to ask, require, demand, receive, enforce and give acquittance for, any and all moneys and claims for moneys due and to become due and payable under or arising out of the Management Agreement, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which to the Indenture Trustee may seem to be necessary or advisable under this Assignment. Any action or proceeding brought by the Indenture Trustee pursuant to any of the provisions of this Assignment or otherwise and any claim made by the Indenture Trustee hereunder may be compromised, withdrawn or otherwise dealt with by the Indenture Trustee without any notice to or approval of the Owner.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

                  Section 5.01 AMENDMENT. This Assignment may be amended from time to time by written agreement signed by the parties hereto.

                  Section 5.02 SEVERABILITY. If any provision of this Assignment is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or Sections of this Assignment contained, shall not affect the remaining portions of this Assignment, or any part thereof.

                  Section 5.03 NOTICES. All demands, notices and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Indenture Trustee, at the following address: 114 West 47th Street, New York, New York 10036, Attention: Corporate Trust Department, (b) in the case of the Owner, at the following address: 15-19 Athol Street, Douglas, Isle of Man, or at other such address as shall be designated by such party in a written notice to the other parties.

                  Section 5.04 CONSENT TO JURISDICTION. Any legal suit, action or proceeding against the Owner arising out of or relating to this Assignment, or any transaction contemplated hereby, may be instituted in any federal or state court in The City of New York, State of New York, and the Owner hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Owner hereby waives, to the fullest extent permitted by applicable law, any defense which it may now or hereafter have based upon lack of personal jurisdiction or venue or FORUM NON CONVENIENS. The Owner hereby irrevocably appoints and designates CT Corporation System, having an address at 1633 Broadway, New York, New York, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting servicing of legal process and the Owner agrees that service of process upon such party shall constitute personal service of such process on such Person. The Owner shall maintain the designation and appointment of such authorized agent until all amounts payable under this Assignment shall have been paid in full. If such agent shall cease to so act, the Owner shall immediately designate and appoint another such agent satisfactory to the Indenture Trustee and shall promptly deliver to the Indenture Trustee evidence in writing of such other agent's acceptance of such appointment.

                  Section 5.05 CAPTIONS. The captions or headings in this Assignment are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Assignment.

                  Section 5.06 GOVERNING LAW. This Assignment shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law.

                  Section 5.07 NO PARTNERSHIP. Nothing herein contained shall be deemed or construed to create a partnership or joint venture among the parties hereto, and the services of each party shall be rendered as an independent contractor and not as agent for any other party.

                  Section 5.08 COUNTERPARTS. This Assignment may be executed in any number of counterparts and by different parties hereto on separate counterpart, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

                  Section 5.09 SURVIVAL. The representations, covenants and agreements contained in or made pursuant to this Assignment in respect of either party hereto shall survive the execution and delivery of this Assignment and shall continue in effect so long as such party's obligations hereunder remain outstanding.

                  Section 5.10 INTEGRATION. This Assignment and the Schedule and Exhibits hereto constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

                  Section 5.11 REPRODUCTION OF DOCUMENTS. This Assignment and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  Section 5.12 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Assignment shall be binding upon and inure to the benefit of the Owner and the Indenture Trustee and their respective successors and assigns. The Owner shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Indenture Trustee. The Indenture Trustee, at its sole option, shall have the right to assign this Assignment, the Indenture, the Security Documents and any of its rights and interest hereunder in accordance with the terms and provisions of the Indenture and the Security Documents.

                  Section 5.13 GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Assignment except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the defined terms in this Assignment shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

                  (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Assignment;

                  (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Assignment as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                  Section 5.14 EFFECTIVE DATE OF TRANSACTION. Notwithstanding the fact that this Assignment is dated as of December 1, 1996, the transactions set forth herein shall not be effective until the Closing Date.

                  IN WITNESS WHEREOF, the Owner and the Indenture Trustee have caused this Assignment to be duly executed and delivered by their respective officers thereunto duly authorized all as of the day and year first above written.

                                   United States Trust Company of New York, as
                                   Indenture Trustee

                                      By:/s/ Christine C. Collins
                                         -----------------------------
                                      Name:  Christine C. Collins
                                      Title:   Assistant Vice President


                                   Golden State Petro (IOM I-A) PLC, as Owner

                                      By:/s/ Joseph Avantario
                                         -----------------------------
                                      Name:  Joseph Avantario
                                      Title:   Treasurer

                                                                    Exhibit A
                            LETTER OF ACKNOWLEDGMENT
                      TO ASSIGNMENT OF MANAGEMENT AGREEMENT


                                              __________ __, 1996


United States Trust Company of New York, as Indenture Trustee

Dear Sirs:

         The undersigned hereby consents to and acknowledges receipt of a signed copy of the Assignment of Management Agreement (the "Assignment"), dated as of December 1, 1996, between Golden State Petro (IOM I-A) PLC (the "Owner") and United States Trust Company of New York, not in its individual capacity but solely as trustee (the "Indenture Trustee") as adequate notice of such assignment to the Indenture Trustee of the Management Agreement (as defined in the Assignment) and of all the right, title and interest of the Owner in, to and under the Management Agreement.

         We confirm that the terms of the Management Agreement remain in full force and effect and that the Owner is not presently to our knowledge in breach of the terms of the Management Agreement. We further confirm that the terms of the Management Agreement have not been varied or modified and that the terms of the Management Agreement will not after the date hereof be varied or modified without the prior written consent of the Indenture Trustee.

         We confirm that we have received no prior notice of any assignment by the Owner of any interest in the Management Agreement.

         The undersigned will not permit any amendment, modification, cancellation or other alteration in the Management Agreement, nor will it consent to or accept the substitution thereunder of any party for the Owner without your prior written consent.

                                   Cambridge Fund Management L.L.C., as Manager

                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________

                                   SCHEDULE 1

                 ADDITIONAL DEFINED TERMS USED IN THE ASSIGNMENT

         "AGREEMENT ON CONTRACT FOR TECHNICAL MATTERS" means, the Agreement Regarding Technical Matters, dated as of December 24, 1996, between the Owner, Samsung Heavy Industries Co., LTD and Chevron Shipping Company, San Francisco, U.S.A. (as Agent for the Initial Charterer).

         "ASSIGNMENT" or "ASSIGNMENT OF MANAGEMENT AGREEMENT" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Management Agreement to secure its obligations under the Indenture.

         "ASSIGNMENT OF BUILDING CONTRACT" means, for each Vessel, the Building Contract Assignment, dated as of December 1, 1996, between the related Owner and the Indenture Trustee, pursuant to which such Owner collaterally assigns its rights, title and interests in the related Building Contract and the Agreement on Contract for Technical Matters to the Indenture Trustee.

         "ASSIGNMENT OF BUILDING CONTRACT GUARANTEE" means, for each Building Contract Guarantee, the Assignment of Building Contract Guarantee, dated as of December 1, 1996, between the related Owner and the Indenture Trustee, as the same may be amended from time to time, pursuant to which such Owner collaterally assigns its rights, title and interest in the related Building Contract Guarantee therein to the Indenture Trustee.

         "ASSIGNMENT OF CHARTER" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Initial Charter to secure its obligations under the Indenture.

         "ASSIGNMENT OF CHARTER SUPPLEMENT" means, for each Charter Supplement, the Assignment of Charter Supplement, dated the date of the Supplemental Indenture, between the Owner of the Vessel and the Indenture Trustee, as the same may be amended from time to time pursuant to which the Owner collaterally assigns all of the Owner's right, title and interest therein to the Indenture Trustee.

         "ASSIGNMENT OF CHEVRON GUARANTEE" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Chevron Guarantee to secure its obligations under the Indenture.

         "ASSIGNMENT OF EARNINGS AND INSURANCES" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the freights and hires (as well as any charters entered into after the Delivery Date) with respect to the Vessel to secure its obligations under the Indenture.

         "BUILDER" means, collectively, Samsung Corporation and Samsung Heavy Industries, Ltd.

         "BUILDING CONTRACT" means the Shipbuilding Contract, dated December 24, 1996, between the Builder and the Owner.

         "BUILDING CONTRACT GUARANTEE" means the Irrevocable Installment Payment Letter of Guarantee, dated December 24, 1996, given by the Building Contract Guarantor to the Owner in connection with the Vessel.

         "BUILDING CONTRACT GUARANTOR" means Korea Development Bank.

         "CHEVRON" means Chevron Corporation, a Delaware corporation, and its successors and assigns.

         "CHEVRON GUARANTEE" means the Guarantee, dated the Closing Date, given by Chevron to the Owner in connection with the Initial Charter and the Charter Supplement.

         "CLOSING DATE" means December 24, 1996.

         "COLLATERAL" means the collateral assigned, pledged or granted to the Indenture Trustee pursuant to (i) this Assignment of Management Agreement, (ii) the Assignment of Charter, (iii) the Assignment of Charter Supplement, (iv) the Mortgage, (v) the Assignment of Chevron Guarantee, (vi) the Assignment of Earnings and Insurances, (vii) the Assignment of Building Contract, (viii) the Assignment of Building Contract Guarantee, (ix) the Issue of One Debenture and
(x) the Stock Pledge, together with all income and proceeds thereof.

         "DELIVERY DATE" means the date the Vessel is accepted by the Owner from the Builder under the Building Contract, which is the date of this Assignment.

         "INDENTURE" means the Indenture, dated as of December 1, 1996 among the Indenture Trustee, the Owner, Golden State Petro (IOM I-B) PLC and Golden State Petroleum, pursuant to which the Notes were issued.

         "INDENTURE TRUSTEE" means United States Trust Company of New York.

         "INITIAL CHARTER" means with respect to each Vessel, the bareboat charter, dated as of December 24, 1996, between the Initial Charterer and the Owner.

         "INITIAL CHARTERER" means Chevron Transport Corporation, a Liberian corporation.

         "ISSUE OF ONE DEBENTURE" means each Issue of One Debenture between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner grants to the Indenture Trustee a security interest in all of its assets.

         "MANAGEMENT AGREEMENT" means the agreement, dated the Closing Date, between the Owner and the Manager pursuant to which the Manager agrees to provide certain services to the Owner.

         "MANAGER" means the Person performing the duties of the Manager under the Management Agreement, initially Cambridge Fund Management L.L.C.

         "MORTGAGE" means, with respect to the Vessel, the first preferred ship mortgage on the Vessel granted by the Owner to the Indenture Trustee, as amended from time to time in accordance with the terms of such Mortgage.

         "OBLIGATIONS" means the payment, performance or obligations of any kind or nature whatsoever of the Owner under and pursuant to the Indenture, any Security Document and any instrument, agreement or document referred to therein.

         "OBLIGATIONS" means the payment, performance or obligations of any kind or nature whatsoever of the Owner under and pursuant to the Indenture, any Security Document and any instrument, agreement or document referred to therein.

         "OWNER" means Golden State Petro (IOM I-A) PLC, a company organized under the laws of the Isle of Man.

         "SECURITY DOCUMENTS" means the Indenture, the Mortgage, the Assignment of Charter, the Assignments of Charter Supplements, the Assignment of Earnings and Insurances, the Assignment of Chevron Guarantee, this Assignment of Management Agreement, the Assignment of Building Contract, the Issue of One Debenture, the Stock Pledge and the Assignment of Building Contract Guarantee, collectively.

         "VESSEL" means Hull No. 1228.

                                TABLE OF CONTENTS

                                                                        Page No.


                                    ARTICLE I
                                   DEFINITIONS...............................  1

                                   ARTICLE II
                                   ASSIGNMENT................................  1

Section 2.01   Security Interest.............................................  1

Section 2.02   Assignment....................................................  1

Section 2.03   Owner to Remain Liable........................................  2

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE OWNER................  2

Section 3.01   Organization, Power and Status of the Owner...................  2

Section 3.02   Authorization; Enforceability; Execution and Delivery.........  2

Section 3.03   No Conflicts; Laws and Consents; No Default...................  3

Section 3.04   Governmental Approvals........................................  3

Section 3.05   Litigation....................................................  3

Section 3.06   No Prior Assignment...........................................  3

Section 3.07   The Management Agreement......................................  3

                                   ARTICLE IV
                             COVENANTS OF THE OWNER..........................  3

Section 4.01   Consent of Manager............................................  3

Section 4.02   Enforcement of Management Agreement...........................  4

Section 4.03   Amendment of Management Agreement; Assignment of
               Management Agreement..........................................  4

Section 4.04   Performance of Obligations....................................  4

Section 4.05   Notices.......................................................  4

                                                                        Page No.


Section 4.06   Further Assurances............................................  4

Section 4.07   Indenture Trustee as Attorney-in-Fact of Owner................  5

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS.........................  5

Section 5.01   Amendment.....................................................  5

Section 5.02   Severability..................................................  5

Section 5.03   Notices.......................................................  5

Section 5.04   Consent to Jurisdiction.......................................  5

Section 5.05   Captions......................................................  6

Section 5.06   Governing Law.................................................  6

Section 5.07   No Partnership................................................  6

Section 5.08   Counterparts..................................................  6

Section 5.09   Survival......................................................  6

Section 5.10   Integration...................................................  6

Section 5.11   Reproduction of Documents.....................................  6

Section 5.12   Successors and Assigns; Assignment............................  7

Section 5.13   General Interpretive Principles...............................  7

Section 5.14   Effective Date of Transaction.................................  7




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